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                                                                     EXHIBIT 4.4

                            MALLESONS STEPHEN JAQUES

                                         James Hardie Industries NV
                                         Supervisory Board Share Plan

                                         Dated 14 August 2006

                                         MALLESONS STEPHEN JAQUES
                                         Level 60
                                         Governor Phillip Tower
                                         1 Farrer Place
                                         Sydney NSW 2000
                                         Australia
                                         T +61 2 9296 2000
                                         F +61 2 9296 3999
                                         DX 113 Sydney
                                         www.mallesons.com

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                                                                     EXHIBIT 4.4

1    INTRODUCTION

1.1  PURPOSE

     The Plan provides Supervisory Board Members with an opportunity to acquire an ownership interest in the Company either directly, or indirectly through a Superannuation Plan nominated by them.

1.2  COMMENCEMENT

     The Plan commences on the date that the Company determines.

1.3  RULES ARE BINDING

     The Company and each Participant are bound by these rules.

2    INVITATION, APPLICATION AND ACCEPTANCE

2.1  ELIGIBILITY

     The Managing Board, with the approval of the Joint Board, may determine the Supervisory Board Members who are eligible to participate in the Plan from time to time.

2.2  INVITATION MAY BE MADE

     From time to time the Company may make, and a person who is eligible to participate in the Plan in accordance with rule 2.1 may receive, an Invitation to participate in the Plan.

2.3  CONTENT OF INVITATION

     The Invitation must be in writing and include the following details:

     (a) the number of CUFS or the method of calculating the number of CUFS for which the Participant may apply;

     (b) any restrictions or other conditions relating to the CUFS as determined by the Managing Board; and

     (c)  the method of acceptance of an Application.

2.4  APPLICATION FORM

     The Invitation to a Participant must be accompanied by an Application Form.

2.5  APPLYING FOR CUFS

     A Participant who receives an Invitation under rule 2.2 may apply for CUFS by completing and returning the Application form in accordance with the directions in the Invitation.


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2.6  ELECTION AS TO METHOD OF SATISFYING APPLICATIONS

     The Company may elect to satisfy an Application either by issuing new shares (to be held in the form of CUFS) or purchasing shares on market (as defined in section 9 of the Corporations Act) on behalf of the Participant.

2.7  PARTICIPANT AGREES TO BE BOUND

     Each Participant is, by submitting an Application Form, deemed to have agreed to be bound by:

     (a)  the terms of the Invitation and Application Form;

     (b)  the Insider Trading Policy of the Company;

     (c)  the provisions of these rules; and

     (d) the articles of association of the Company and the laws applicable to the Company.

2.8  ACCEPTANCE OF APPLICATION

     The acceptance by the Company of an Application by a Participant is effective and occurs at the time of allotment or transfer of the CUFS to the Participant.

2.9  WHEN APPLICATIONS WILL NOT BE ACCEPTED

     A Participant's Application will not be accepted if, at the date of the proposed allotment or transfer of CUFS, they are not a Supervisory Board Member (or a Superannuation Plan nominated by a person who is a Supervisory Board Member).

2.10 BOARD MAY DENY APPLICATION

     The Managing Board, with the approval of the Joint Board, has the discretion to determine that an Application by a Participant who otherwise would be eligible to acquire CUFS under the Plan will not be accepted.

3    ACQUISITION PRICE

3.1  SHARES ISSUED TO PARTICIPANTS

     Any shares issued to a Participant under the Plan are to be issued at a price equal to the average of the closing prices for CUFS on the ASX during the period of five business days immediately preceding the date of issue of the shares.

3.2  SHARES ACQUIRED ON MARKET

     Any shares purchased on market under the Plan on behalf of a Participant are taken to be transferred under the Plan to the Participant at the price at which the relevant CUFS were acquired by the Company. Any brokerage, stamp duty or other costs are to be borne by the Company.


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4    ALLOTMENT OF CUFS

4.1  NOTICE

     The Company must advise a Participant that it has allotted or transferred CUFS to them under the Plan as soon as reasonably practicable after the allotment or transfer occurs.

4.2  OWNERSHIP OF CUFS

     (a) Subject to (b) and (c), each Supervisory Board Member has the legal and beneficial ownership of the CUFS allotted or transferred to them.

     (b) If CUFS have been allotted or transferred to a Superannuation Plan, the trustee or its equivalent in respect of the relevant Superannuation Plan will hold the legal interest in the CUFS allotted to the Superannuation Plan.

     (c) Any disposal of those CUFS referred to in (a) or (b) above by a Participant is restricted in accordance with any restrictions specified in the Invitation to the Participant to apply for the CUFS under rule 2.3(b).

4.3  QUOTATION OF CUFS

     The Company must apply to ASX for official quotation of any new shares / CUFS allotted under the Plan.

5    ADMINISTRATION OF PLAN

5.1  MANAGING BOARD TO ADMINISTER PLAN

     The Plan is to be administered by the Managing Board in accordance with these rules. The Managing Board, with the approval of the Joint Board, may make further provisions for the operation of the Plan which are consistent with these rules.

5.2  MANAGING BOARD POWERS AND DISCRETIONS

     Any power or discretion which is conferred on the Managing Board by these rules must be exercised by the Managing Board in the interests or for the benefit of the Company, and the Managing Board is not, in exercising any power or discretion, under any fiduciary or other obligation to any other person.

5.3  DELEGATION OF MANAGING BOARD POWERS AND DISCRETIONS

     Any power or discretion which is conferred on the Managing Board by these rules may be delegated by the Managing Board to a committee consisting of those directors (other than directors who are members of the Supervisory Board), other officers or employees of the Company as the Managing Board thinks fit.


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5.4  MANAGING BOARD DECISION: FINAL AND CONCLUSIVE

     The decision of the Managing Board as to the interpretation, effect or application of these rules is final and conclusive.

5.5  SUSPENSION OF PLAN

     The Managing Board, with the approval of the Joint Board, may suspend the operation of the Plan and may cancel the Plan even if the suspension or cancellation of the Plan is prejudicial to the existing rights of a Participant under the Plan. Suspension or termination of the Plan does not give rise to any liability on the part of, or any right of action against, the Company.

6    OVERRIDING RESTRICTIONS ON THE PLAN

     Despite any other provision of these rules, no CUFS may be acquired by a Participant or other person under the Plan if to do so would contravene the Corporations Act, the Dutch Civil Code, the U.S. Securities Act of 1933 or the Listing Rules.

7    AMENDMENT OF THE PLAN

7.1  MANAGING BOARD MAY AMEND

     The Managing Board may, with the approval of the Joint Board, at any time by written instrument amend all or any of the provisions of these rules, including this rule 7, even if the amendment is prejudicial to the existing rights of a Participant under the Plan. Amendment of the Plan does not give rise to any liability on the part of, or any right of action against, the Company.

7.2  RETROSPECTIVE AMENDMENT POSSIBLE

     Any amendment made under rule 6.1 may be given retrospective effect as specified in the written instrument by which the amendment is made.

8    MISCELLANEOUS PROVISIONS

8.1  INSTRUCTIONS BY MEMBERS

     For the purposes of these rules, the Company is entitled to regard any notice, direction or other communication given or purported to be given by or on behalf of a Participant (or a legal personal representative of a Supervisory Board Member) as valid, whether given orally or in writing.

8.2  GOVERNING LAW

     These rules are governed by the laws in force in The Netherlands and are construed and take effect in accordance with those laws.

8.3  ROUNDING

     Unless expressly provided for in these rules, any calculation of a number of CUFS under the Plan is to be rounded down to the nearest whole number.


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9    DEFINITIONS AND INTERPRETATION

9.1  DEFINITIONS

     The following words and expressions have the following meanings unless the contrary intention appears:

     APPLICATION means an application for CUFS made by a Participant under the terms of an Invitation.

     APPLICATION FORM means an application form for CUFS attached to an Invitation.

     ASTC means Australian Settlement and Transfer Corporation Pty Limited (ABN 49 008 532).

     ASTC SETTLEMENT RULES means the settlement rules of ASTC.

     ASX means Australian Stock Exchange Limited.

     CUFS means a CHESS Unit of Foreign Securities, as defined in the ASTC Settlement Rules, in respect of a Share.

     COMPANY means James Hardie Industries N.V (ARBN 097 829 895) (Incorporated in The Netherlands. The liability of members is limited).

     CORPORATIONS ACT means the Corporations Act 2001 (Cwlth).

     INVITATION means an invitation to apply for CUFS under the Plan made in accordance with clause 2.2.

     JOINT BOARD means the joint board of the Company.

     LISTING RULES means the Listing Rules of ASX, except to the extent of any express waiver by ASX.

     MANAGING BOARD means all or some of the members of the managing board of the Company acting as such, and includes a committee of the Managing Board and a delegate of the Managing Board.

     PARTICIPANT means any Supervisory Board Member eligible to acquire CUFS under this Plan in accordance with rule 2.1 and includes any Superannuation Plan nominated, with the prior written approval of the Managing Board, by a Supervisory Board Member to receive an Invitation for which the relevant Supervisory Board Member would otherwise be eligible.

     PLAN means the Supervisory Board Share Plan, the rules of which are set out in this document.

     SHARES means fully paid ordinary shares in the capital of the Company.

     SUPERANNUATION PLAN means a personal superannuation or pension plan nominated by a Supervisory Board Member to participate in the Plan that meets such criteria as the Managing Board may, in its discretion, from time to time determine.


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     SUPERVISORY BOARD means the supervisory board of the Company.

     SUPERVISORY BOARD MEMBER means a member of the Supervisory Board.

9.2  INTERPRETATION

     In these rules, unless the contrary intention appears:

     (a)  words importing the singular include the plural and vice versa;

     (b) references to these rules, or any particular clause of these rules, means these rules, or the relevant clause, as amended from time to time;

     (c) references to a document or any part of a document means the document or relevant part, as amended from time to time;

     (d) references to a statute or other law include regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

     (e) references to the exercise of a power or discretion include a decision not to exercise the power or discretion; and

     (f) "including" when introducing a list of items does not exclude a reference to other items whether of the same class or genus or not.

     Headings are for convenience only and do not affect the interpretation of these rules.


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